   As filed with the Securities and Exchange Commission on February 12, 1999.
                           Registration No. 333-61081

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ----------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                     to the
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                           THE FIRST BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

                  Mississippi                              6021
        (State or other jurisdiction                 (Primary Standard
       of incorporation or organization)  Industrial Classification Code Number)


                                   64-0862173
                      (I.R.S. Employer Identification No.)

            6480 U.S. Highway 98 West, Hattiesburg, Mississippi 39404
                                 (601) 268-8998

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       -----------------------------------

                                David E. Johnson
                             Chief Executive Officer
                            6480 U.S. Highway 98 West
                         Hattiesburg, Mississippi 39404
                                 (601) 268-8998

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                       -----------------------------------

      Copies of all communications, including copies of all communications sent to agent for service, should be sent to:



 David E. Johnson                   Neil A. Grayson, Esq.
 The First Bancshares, Inc.         Nelson Mullins Riley & Scarborough, L.L.P.
 6480 U.S. Highway 98 West          999 Peachtree Street, NE
 Hattiesburg, Mississippi 39404     Suite 1400, First Union Plaza
 Phone: (601) 268-8998              Atlanta, Georgia 30309
 Facsimile: (601) 268-8904          Phone: (404) 817-6000
                                             Facsimile: (404) 817-6225


         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


The Registrant's offering was terminated on December 31, 1998. An aggregate of 533,333 shares of Common Stock were issued in the offering. The remaining 104,490 shares of Common Stock are hereby deregistered. No warrants were issued in the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hattiesburg, State of Mississippi, on February 11, 1999.

                                             THE FIRST BANCSHARES, INC.


                                             By:   /s/ David E. Johnson
                                                -------------------------------
                                             David E. Johnson
                                             Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following in the capacities and on the dates indicated.


Signature                                    Title                                    Date
---------                                    -----                                    ----

*
David W. Bomboy                             Director                            February 11, 1999


*
M. Ray "Hoppy" Cole, Jr.                    Director                            February 11, 1999


*
E. Ricky Gibson                             Director                            February 11, 1999


* /s/ David E. Johnson
  -------------------------
David E. Johnson                            President and                       February 11, 1999
                                            Chief Executive Officer

*
Fred A. McMurry                             Director                            February 11, 1999

                   (Signatures continued from previous page)

*
Dawn T. Parker                              Director                            February 11, 1999

*
Perry Edward Parker                         Director                            February 11, 1999


*
Ted E. Parker                               Director                            February 11, 1999


*
Dennis L. Pierce                            Director                            February 11, 1999


*
David L. Rice                               Director                            February 11, 1999


*
Charles  T. Ruffin                          Director                            February 11, 1999


*
J. Douglas Seidenburg                       Director                            February 11, 1999


*
A.L. "Pud" Smith                            Director                            February 11, 1999


*
Andrew D. Stetelman                         Director                            February 11, 1999


*By:     /s/ David E. Johnson
    ------------------------------
         David E. Johnson
         As Attorney-In-Fact